January 3, 2019

TO:
All Stockholders
(Addressed Individually)

SUBJECT:
Report from the President

At the Bank

A Strong Year, A Strategy for Success

Throughout 2018, the Federal Home Loan Bank of New York served as a stable and reliable partner for our members. This stability is reflected in our performance, with a record $437.8 million in net income for the first nine months of the year, and $316.3 million in dividends through the first three quarters. This reliability is reflected in the daily availability of our advances, with solid advances demand across the year. And this partnership is perhaps reflected best in the $44.3 million in Affordable Housing Program grants we announced for the 2018 AHP Round – our largest single round offering in the history of the program.

Our achievements in 2018 go beyond our results. Last year, we created two new Disaster Recovery Grant Programs – the Homeowner Recovery Grant and the Small Business Recovery Grant – to help communities in Puerto Rico and the U.S. Virgin Islands continue to recover from the 2017 hurricanes. We also issued our first advance linked to the Secured Overnight Financing Rate (“SOFR”). As markets evolve and LIBOR transitions to alternative indices, we believe that products like our SOFR-Linked ARC Advance will help assist members in meeting their funding needs in a changing environment. These actions reflect our ability to innovate to create programs and products to meet the needs of our members and the communities we serve.

It is certain that the year ahead will present its own challenges and opportunities, but just as our members remain stable partners for your customers and communities, so too shall we will remain your trusted partner. We begin 2019 with a talented and committed team at the FHLBNY, all dedicated to our mission and our members. Our team is strengthened by the guidance we receive from our active and knowledgeable Board of Directors – which, in 2019, will benefit from the energy and insight brought by its three newest members: New York Member Director Stephen S. Romaine, chairman of Tompkins Trust Company; and Independent Directors David R. Huber, the former chief financial officer of Horizon Blue Cross Blue Shield of New Jersey, and Charles E. Kilbourne, III, managing director of the Financial Services Volunteer Corps. But it is through our new 2019-2021 Strategic Plan that we believe we are best-positioned to enhance our franchise and deliver value to our members over the coming years.

Our culture and mission define who we are, and our strategy guides us as we act on this mission, positioning the FHLBNY to take advantage of opportunities, identify and address risks and generate results for our members. Our 2019-2021 Strategic Plan includes key initiatives that are designed to enhance the services we provide to our members, bolster our balance sheet, build our infrastructure and strengthen our culture.

We closed 2018 with a solid advances book and a strong balance sheet; a healthy and diverse membership; and a talented and dedicated workforce, all of which are vital to the ongoing success of our cooperative. In 2019, we will remain focused on the strategic vision of being “a balanced provider of liquidity to members in all operating environments.” Our new Strategic Plan establishes a set of Core Values, formalizing the principles that have long reflected our culture and guided our decision-making:

1. Focus on members

2. Foster a collaborative and responsive work environment

3. Support diversity and inclusion in a respectful manner across our business

4. Uphold our integrity and promote accountability

5. Be results-oriented and mindful of our risk profile

It is our focus on members that drove our performance on 2018, and it is this focus that will drive our cooperative forward in 2019. In 2019, and the years ahead, our franchise will draw on the contributions of each member of our talented team, as well as the counsel from our Board, to execute on our strategy and help ensure that the FHLBNY remains an unwavering supporter of our local communities and a reliable partner for our members.

I thank our members for your business in 2018, and look forward to working with you in 2019 to the benefit of our cooperative, our members and the communities we serve.

Sincerely,

José R. González
President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.